UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2017

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On September 18, 2017, Jeff Ajer was appointed to the board of directors of Nektar Therapeutics, a Delaware corporation (the “Company”), as a Class II Director whose initial term will end at our 2018 Annual Meeting of Stockholders.  Our board has determined that Mr. Ajer is an independent director as that term is defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. The board has not yet determined on which board committees Mr. Ajer will serve.

Mr. Ajer, age 55, currently serves as Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc., a global biotechnology company that develops and commercializes innovative therapies for people with serious and life-threatening rare disorders. From October 2012 to January 2014, Mr. Ajer served as Senior Vice President and Chief Commercial Officer of BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) (“BioMarin”). From April 2009 to October 2012, Mr. Ajer served as BioMarin’s Vice President, Commercial Operations, The Americas, where he had responsibility for commercial operations throughout the Americas and led product marketing, reimbursement, and sales operations for BioMarin. Prior to joining BioMarin, Mr. Ajer served in various roles at Genzyme Corporation (“Genzyme”) beginning in November 2003, most recently as Vice President, Global Transplant Operations from December 2004 to August 2005. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine.

There are no arrangements or understandings between Mr. Ajer and any other persons pursuant to which he was selected as a director of the Company. There are no current or proposed transactions between the Company and Mr. Ajer or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Ajer will participate in the Company’s Amended and Restated Compensation Plan for Non-Employee Directors (the “Plan”), previously filed on March 1, 2016, with the Securities and Exchange Commission as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Our non-employee directors are eligible to participate in the Plan.

Item 7.01.     Regulation FD Disclosure

On September 21, 2017, the Company issued a press release announcing the appointment of Mr. Ajer to the board of directors, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Nektar Therapeutics on September 21, 2017 titled “Nektar Therapeutics Appoints Biotechnology Executive Jeff Ajer as New Board Member.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nektar Therapeutics

Date: September 21, 2017	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Nektar Therapeutics on September 21, 2017 titled “Nektar Therapeutics Appoints Biotechnology Executive Jeff Ajer as New Board Member.”